Exhibit 99.1


FOR IMMEDIATE RELEASE


         KBW, INC. ANNOUNCES 2007 FOURTH QUARTER AND FULL YEAR RESULTS

New York, NY - February 5, 2008 - KBW, Inc. (NYSE: KBW), a full-service investment bank that specializes in the financial services sector, reported record full year revenues of $427.5 million compared to $406.6 million for 2006. Net income for the full year was $27.3 million, or $0.86 per diluted share, compared to $53.3 million, or $1.93 per diluted share for 2006. Fourth quarter 2007 revenues were $105.4 million compared to $120.2 million record revenues for the fourth quarter of 2006. Fourth quarter net income was $3.6 million, or $0.11 per diluted share, compared to $25.4 million, or $0.87 per diluted share for the same period in 2006.


Highlights for the fourth quarter include:

     o Net income and diluted earnings per share, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), decreased to $3.6 million and $0.11 per share, respectively, compared with $25.4 million and $0.87 per share, respectively, for the fourth quarter of 2006.

          After adjusting for the 2006 initial public offering (IPO) restricted stock awards, non-GAAP net income and diluted earnings per share decreased to $5.3 million and $0.17 per share, respectively, compared with $26.5 million and $0.90 per share, respectively, for the fourth quarter of 2006. A reconciliation between our GAAP results and non-GAAP measures is attached.

     o Total revenues decreased 12.4% to $105.4 million compared to $120.2 million record revenue for the fourth quarter of 2006.

     o Investment banking revenue decreased 22.0% to $52.4 million compared to $67.2 million for the fourth quarter of 2006.

     o Commissions revenue increased 50.2% to $45.9 million compared to $30.6 million for the fourth quarter of 2006.

     o Principal transactions resulted in a loss of $4.4 million compared to revenue of $10.5 million for the fourth quarter of 2006.

     o Operating compensation ratio (GAAP compensation and benefits expense adjusted for the IPO restricted stock awards divided by total revenues) was 61.7%. This is compared with an operating compensation ratio of 39.7% in the fourth quarter of 2006.

     o Non-compensation expenses increased 11.2% to $30.0 million compared to $27.0 million for the fourth quarter of 2006. The increase was primarily due to increased communications and data processing expenses.

     o As of December 31, 2007, preliminary stockholders' equity and total assets amounted to $447.5 million and $863.4 million, respectively. Preliminary book value per share was $15.28.

Highlights for the full year include:

     o GAAP net income and diluted earnings per share decreased to $27.3 million and $0.86 per share, respectively, compared with $53.3 million and $1.93 per share, respectively, for 2006.

          Non-GAAP net income and diluted earnings per share decreased to $34.2 million and $1.08 per share, respectively, compared with $54.3 million and $1.97 per share, respectively, for 2006.

     o Total revenues increased 5.2% to $427.5 million compared to $406.6 million for 2006.

     o Investment banking revenue increased 7.8% to $226.5 million compared to $210.0 million for 2006.

     o Commissions revenue increased 42.2% to $165.8 million compared to $116.6 million for 2006.

     o Principal transactions resulted in a loss of $7.5 million compared to revenue of $45.8 million for 2006.

     o Operating compensation ratio was 57.2%. This is compared with an operating compensation ratio of 52.8% for 2006.

     o Non-compensation expenses increased 23.0% to $121.1 million compared to $98.4 million for 2006. The increase was primarily due to other expenses, which included higher professional fees and insurance costs, and increased communications and data processing expenses.

     o    Preliminary return on equity was 6.4% compared with 18.3% in 2006.


"While we were able to report record revenues for the full year, extremely difficult market conditions in several of our businesses in the second half of the year had a pronounced negative impact upon our profitability," said John
G. Duffy, Chairman and Chief Executive Officer of KBW, Inc. "Despite these uncertain and volatile conditions, we recorded higher revenues in our core commission and investment banking businesses, while principal transactions results were negatively affected. Our continuing investment in building our franchise resulted in increased compensation and non-compensation expenses."


KBW, Inc. expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission on or about February 29, 2008.


Conference Call

A conference call with management discussion of financial results for the fourth quarter and year ended December 31, 2007 will be held today at 9:00 a.m. eastern time, and can be accessed at (800) 299-7928 (within U.S. and Canada)/(617) 614-3926 (International) (Code: 43186849). A replay of the call will be available approximately two hours post-call at (888) 286-8010) (within U.S. and Canada)/(617) 801-6888 (International) (Code: 51633126). A live audio webcast and delayed replay will also be available under "Investor Relations" at http://www.kbw.com.

About KBW
KBW, Inc., through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, is a full service investment bank specializing in the financial services industry.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, those discussed under the section entitled "Risk Factors" in our annual report on Form 10-K, which is available at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

                          KBW, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
                         (Preliminary and Unaudited)
             (Dollars in thousands, except per share information)


                                                         Three Months Ended                     Year Ended
                                                 --------------------------------   ---------------------------------
                                                       Dec 31,         Dec 31,           Dec 31,           Dec 31,
                                                        2007            2006              2007              2006
                                                 ---------------- ---------------   ---------------   ---------------
Revenues:
  Investment banking                             $       52,387   $        67,193   $       226,464   $       210,026
  Commissions                                            45,946            30,586           165,803           116,625
  Principal transactions, net                            (4,386)           10,465            (7,520)           45,773 (a)
  Interest and dividend income                           10,068             7,597            37,612            26,920
  Investment advisory fees                                  493             3,743             1,751             5,036
  Other                                                     854               645             3,418             2,206
                                                 ---------------- ---------------   ---------------   ---------------
            Total revenues                              105,362           120,229           427,528           406,586
                                                 ---------------- ---------------   ---------------   ---------------
Expenses:
  Compensation and benefits                              68,188            49,671           257,070           216,518
                                                 ---------------- ---------------   ---------------   ---------------
  Occupancy and equipment                                 4,745             4,681            18,722            17,728
  Communications and
    data processing                                       6,512             5,078            24,283            19,465
  Brokerage and clearance                                 5,550             4,735            22,967            19,728
  Interest                                                3,459             2,745            14,732            11,023
  Business development                                    4,301             3,730            16,601            13,218
  Other                                                   5,431             6,006            23,748            17,257
                                                 ---------------- ---------------   ---------------   ---------------
          Non-compensation expenses                      29,998            26,975           121,053            98,419
                                                 ---------------- ---------------   ---------------   ---------------
            Total expenses                               98,186            76,646           378,123           314,937
                                                 ---------------- ---------------   ---------------   ---------------
            Income before income tax expense              7,176            43,583            49,405            91,649
Income tax expense                                        3,534            18,159            22,113            38,365
                                                 ---------------- ---------------   ---------------   ---------------
  Net  income                                    $        3,642   $        25,424   $        27,292   $        53,284
                                                 ================ ===============   ===============   ===============
Earnings per share:
  Basic                                          $         0.12   $          0.88   $          0.89   $          1.94
  Diluted                                        $         0.11   $          0.87   $          0.86   $          1.93

Weighted average number of
  of common shares outstanding:
 Basic                                               30,704,979        28,991,535        30,654,058        27,512,023
 Diluted                                             31,734,882        29,363,999        31,561,751        27,565,453


(a) Principal transactions, net for the year ended December 31, 2006 included a gain on the conversion of our New York Stock Exchange seat to cash and shares of NYSE Group, Inc. of $5.4 million.


                          Non-GAAP Financial Measures

Our management has utilized non-GAAP calculations of presented compensation and benefits expense, income before income tax expense, income tax expense, net income, compensation ratio and basic and diluted earnings per share that are adjusted in the manner presented above as an additional device to aid in understanding and analyzing our financial results for the three and twelve months ended December 31, 2007. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures of compensation and benefits expense, income before income tax expense, income tax expense, net income, compensation ratio and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of compensation and benefits expense, income before income tax expense, income tax expense, net income, compensation ratio and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We have reported in this press release our compensation and benefits expense, income before income tax expense, income tax expense, net income, compensation ratio and basic and diluted earnings per share on a non-GAAP basis for the three and twelve months ended December 31, 2007. The non-GAAP amount excluded compensation expense related to the amortization of IPO restricted stock awards granted in November 2006.

We expect to grant restricted stock awards and other share-based compensation in the future. We do not expect to make any such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock awards in connection with our IPO.

The following provides details with respect to reconciling compensation and benefits expense, income before income tax expense, income tax expense, net income, compensation ratio and basic and diluted earnings per share on a GAAP basis for the three and twelve months ended December 31, 2007 to the aforementioned captions on a non-GAAP basis in the same respective period.


(Dollars in thousands, except per share information)
 Three months ended:                                                              12/31/2007
 -------------------                                      ---------------------------------------------------------
                                                                  GAAP                Amount            Non-GAAP
                                                          ---------------------------------------------------------
 Compensation and benefits expense                        $          68,188   $      (3,219) (a)  $          64,969
                                                           ----------------                        ----------------
 Income before income tax expense                         $           7,176   $       3,219  (a)  $          10,395
 Income tax expense                                       $           3,534   $       1,585  (b)  $           5,119
                                                           ----------------                        ----------------
 Net income                                               $           3,642   $       1,634  (c)  $           5,276
                                                           ================                        ================
 Compensation ratio (d)                                               64.7%                                   61.7%
 Earnings per share:
                  Basic                                   $            0.12   $        0.05       $            0.17
                  Diluted                                 $            0.11   $        0.06       $            0.17

 Weighted average number of common shares outstanding:
                  Basic                                          30,704,979               -  (e)         30,704,979
                  Diluted                                        31,734,882               -  (e)         31,734,882

                                                                                  12/31/2006
                                                          ---------------------------------------------------------
 Compensation and benefits expense                        $          49,671   $      (1,882) (a)  $          47,789
                                                           ----------------                        ----------------
 Income before income tax expense                         $          43,583   $       1,882  (a)  $          45,465
 Income tax expense                                       $          18,159   $         821  (b)  $          18,980
                                                           ----------------                        ----------------
 Net income                                               $          25,424   $       1,061  (c)  $          26,485
                                                           ================                        ================
 Compensation ratio (d)                                               41.3%                                   39.7%
 Earnings per share:
                  Basic                                   $            0.88   $        0.03       $            0.91
                  Diluted                                 $            0.87   $        0.03       $            0.90

 Weighted average number of common shares outstanding:
                  Basic                                          28,991,535               -  (e)         28,991,535
                  Diluted                                        29,363,999               -  (e)         29,363,999

 Twelve months ended:                                                             12/31/2007
 --------------------                                     ---------------------------------------------------------
                                                                  GAAP                Amount            Non-GAAP
                                                          ---------------------------------------------------------
 Compensation and benefits expense                        $         257,070   $     (12,509) (a)  $         244,561
                                                           ----------------                        ----------------
 Income before income tax expense                         $          49,405   $      12,509  (a)  $          61,914
 Income tax expense                                       $          22,113   $       5,599  (b)  $          27,712
                                                           ----------------                        ----------------
 Net income                                               $          27,292   $       6,910  (c)  $          34,202
                                                           ================                        ================
 Compensation ratio (d)                                               60.1%                                   57.2%
 Earnings per share:
                  Basic                                   $            0.89   $        0.23       $            1.12
                  Diluted                                 $            0.86   $        0.22       $            1.08

 Weighted average number of common shares outstanding:
                  Basic                                          30,654,058               -  (e)         30,654,058
                  Diluted                                        31,561,751               -  (e)         31,561,751

                                                                                  12/31/2006
                                                          ---------------------------------------------------------
 Compensation and benefits expense                        $         216,518   $      (1,882) (a)  $         214,636
                                                           ----------------                        ----------------
 Income before income tax expense                         $          91,649   $       1,882  (a)  $          93,531
 Income tax expense                                       $          38,365   $         821  (b)  $          39,186
                                                           ----------------                        ----------------
 Net income                                               $          53,284   $       1,061  (c)  $          54,345
                                                           ================                        ================
 Compensation ratio (d)                                               53.3%                                   52.8%
 Earnings per share:
                  Basic                                   $            1.94   $        0.04       $            1.98
                  Diluted                                 $            1.93   $        0.04       $            1.97

 Weighted average number of common shares outstanding:
                  Basic                                          27,512,023               -  (e)         27,512,023
                  Diluted                                        27,565,453               -  (e)         27,565,453


     (a) The adjustment represents the pre-tax expense with respect to the amortization of the IPO restricted stock awards granted in 2006.
     (b) The adjustment to income tax expense represents the elimination of the tax benefit resulting from the amortization of the IPO restricted stock awards in the period.
     (c) The adjustment to net income was the after-tax amortization of the IPO restricted stock awards in the respective periods.
     (d) The three months ended December 31, 2007 and 2006 compensation ratios were calculated by dividing compensation and benefits expense by total revenues of $105,362 and $120,229, respectively. The twelve months ended December 31, 2007 and 2006 compensation ratios were calculated by dividing compensation and benefits expense by total revenues of $427,528 and $406,586, respectively.
     (e) Both the basic and diluted weighted average number of common shares outstanding were not adjusted.

Further information regarding these non-GAAP financial measures is included in our annual report on Form 10-K, which is available to the public at the Securities and Exchange Commission's (SEC) website at http://www.sec.gov and at our website at http://www.kbw.com. You may also read and copy this report at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.




Contacts

Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339
or
Media:
Intermarket Communications
Neil Shapiro, 212-754-5423

Source: KBW, Inc.